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                                   EXHIBIT 21

                        Subsidiaries of ACMAT Corporation

                Listed are the subsidiaries of ACMAT Corporation:

                                                                      STATE OF
             NAME                          OWNERSHIP               INCORPORATION
ACMAT Companies, Inc.                        100%                       Delaware

AMINS, Inc.                                  100%                    Connecticut

Geremia Electric Co.                         100%                    Connecticut

ACSTAR Holdings, Inc.                        100%                       Delaware

  ACSTAR Insurance Co. (1)                   100%                       Illinois

ACMAT of Texas, Inc.                         100%                       Delaware

United Coastal Insurance Company (2)          66%                        Arizona

(1) Owned 100% by ACSTAR Holdings, Inc.

(2) Owned 66% by ACMAT Corporation and 34% by ACSTAR Insurance Company


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